UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2005
Adeza Biomedical Corporation
(Exact name of registrant as specified in its charter)
000-20703
( Commission File Number )

Delaware (State or other jurisdiction of incorporation)	77-0054952 (I.R.S. Employer Identification No.)
1240 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices, with zip code)
(408) 745-0975
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
     On September 26, 2005, Adeza Biomedical Corporation (the “Company”) and Tasman V, LLC (“Tasman”) amended the Net Industrial Space Lease, dated July 7, 1999, as amended, between Adeza and Tasman (the “Lease”) to (i) extend the term of the Lease one year, through September 30, 2006, and (ii) reduce the monthly rent payable under the lease to $14,960, effective as of October 2005. In connection with the amendment to the Lease, the Company and Tasman also entered into a co-terminus lease for a 5,000 square foot facility located in Sunnyvale, California with a monthly rental rate of $2,500.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEZA BIOMEDICAL CORPORATION
Date: September 30, 2005	By:	/s/Mark D. Fischer-Colbrie
Mark D. Fischer-Colbrie
Vice President, Finance and Administration and Chief Financial Officer